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                                                                   Exhibit 10.16

                             NETWORK ENGINES, INC.

                           1999 Stock Incentive Plan

                                First Amendment
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     The Network Engines, Inc. 1999 Stock Incentive Plan, pursuant to Section
9(e) thereof, is hereby amended as follows, effective as of March 16, 2000.

     Section 4(a) is amended to read in its entirety as follows:

          Subject to adjustment under Section 4(c), Awards may initially be made under the Plan for up to an aggregate of 8,047,902 shares (after taking into account the 2.5-for-1 stock split approved by the Board on May 15, 2000 (the "Stock Split")) of Common Stock; provided, however, that on October 1 of each year commencing on October 1, 2000 through and including October 1, 2008, the number of shares of Common Stock reserved for issuance under the Plan shall be automatically increased by the lesser of (a) 4,000,000 shares (after taking into account the Stock Split), (b) 5% of the Company's outstanding stock on such date or (c) an amount determined by the Board. Except as provided below, in no event may the aggregate number of shares of Common Stock issued pursuant to Incentive Stock Options (as hereinafter defined) and any other Awards during the life of the Plan exceed 20,047,902 (after taking into account the Stock Split). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

                               Adopted by the Board of Directors: March 16, 2000


                               Approved by the Stockholders:            , 2000
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